UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018 (June 19, 2018)

CHINA COMMERCIAL CREDIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza, Zhong Ying Road, Wujiang, Suzhou, Jiangsu Province, China
(Address of principal executive offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Background of the Disposition

China Commercial Credit, Inc. (the “Company”, “we” or “us”) had two lines of business: one is the direct loans, loan guarantees and financial leasing services to small-to-medium sized businesses, farmers and individuals in the city of Wujiang, Jiangsu Province; and the other is the used luxurious car leasing business. The direct loans and loan guarantees business was carried out by Wujiang Luxiang Rural Microcredit Co., Ltd. (“Wujiang Luxiang”), the Company’s VIE entity. The financial leasing services were carried out by the Company’s indirect subsidiary, Pride Financial Leasing (Suzhou) Co. Ltd (“PFL”). The Company’s recently launched used luxurious car leasing business is carried out by the Company’s VIE entity, Beijing Youjiao Technology Limited (“Beijing Youjiao”).

Historically, our core business has been the direct loan and loan guarantee. However, since 2016, the microcredit companies in Wujiang area went through the most difficult time since their inceptions in 2008. Twelve of fourteen microcredit companies in the Wujiang area went bankrupt while the remainder are struggling with high default rates due to the poor economic condition, especially the slow-down in the textile industry. The operations of Wujiang Luxiang were also affected. For the year ended December 31, 2017, we had a loss of $5,486,667 and a net loss of $10,699,740 compared to a revenue of $2,246,807 and net loss of $2,580,136 in 2016, a change of 344% and an increase of 315%, respectively. As a result of the deteriorating economic condition, we experienced a substantial increase in the amount of default loans in both our direct lending and guarantee business. The amount of underlying loans we guaranteed has been increased by 6.7% to $11.6 million as of December 31, 2017 compared to $10.9 million as of December 31, 2016. As of March 31, 2018, eleven cases against the Company were finally adjudicated by the Court, in which the Company was jointly liable, together with the defaulted customers and other guarantees, to repayment the principal, interest and penalties of $6.91 million. Additionally, three cases against the Company have not been adjudicated by the Court, in which the Company is jointly liable, together with the defaulted customers and other guarantees, to repayment the principal, interest and penalties of $2.97 million. In addition, the Department of Finance of Wujiang region has been evaluating the collection and performance of Wujiang Luxiang and may initiate proceeding to revoke Wujiang Luxiang’s business license if the operation is not improved. The Company’s financial leasing business has been on hold since October 2015 after we signed two leasing contracts worth a total of total $4.88 million February 2015. We do not currently have further funds to deploy in the financial leasing business and plan to hold off expansion of the leasing business

On February 28, 2018, we received a letter (the “Notification Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum of $35 million Market Value of Listed Securities (MVLS) requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(2) requires listed securities to maintain a minimum MVLS. The Company was provided one hundred and eighty calendar days, or until August 27, 2018, to regain compliance with the MVLS requirement.

The Company believed it is very difficult, if possible at all, to make collections on the default loans and guarantee obligations paid on behalf of guarantees. As of March 31, 2018, the Company has a stockholder deficit (or so-called negative net asset) of approximately $4.5 million. Management believes, if we keep operating the micro-lending, loan guarantee and financial leasing business, we will not be able to achieve the necessary minimum stockholder equity requirement or the minimum of $35 million MVLS requirement as required by the Nasdaq Listing Rules to regain compliance by August 27, 2018. As such, the Company has been actively seeking to dispose the micro-lending, loan guarantee and financial leasing business while focusing on the luxurious car leasing or engage in other more profitable businesses.

VIE Termination Agreement

As previously disclosed, on May 10, 2018. Beijing Youjiao and our indirect subsidiary, Wujiang Luxiang Information Technology Consulting Co. Ltd., a limited liability company formed under the laws of the PRC (“WFOE”), entered into a series of contractual agreements with the Company including, Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Share Pledge Agreement and the Powers of Attorney (the “VIE Agreements”).

In anticipation of the Disposition (as defined below), on June 19, 2018, WFOE entered into certain termination agreement with Beijing Youjiao and Aizhen Li, the sole shareholder of Beijing Youjiao to terminate the VIE Agreements by and among WFOE, Beijing Youjiao and Aizhen Li dated June 19, 2018 (the “Termination Agreement”). The Termination Agreement became effective immediately upon its execution.

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Hao Limo VIE Agreements

On June 19, 2018, our indirectly owned subsidiary Hao Limo Technology (Beijing) Co., Ltd. (“Hao Limo”) entered into a series of agreements (the “Youjiao VIE Agreements”) with Beijing Youjiao and Aizhen Li, the sole shareholder of Beijing Youjiao. The Youjiao VIE Agreements are designed to provide Hao Limo with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Beijing Youjiao, including absolute control rights and the rights to the management, operations, assets, property and revenue of Beijing Youjiao. The purpose of the VIE Agreements is solely to give Hao Limo the exclusive control over Beijing Youjiao’s management and operations. Beijing Youjiao has the requisite license to carry out used luxurious car leasing business in China.

Material terms of each of the Youjiao VIE Agreements are described below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Beijing Youjiao and Hao Limo, Hao Limo provides Beijing Youjiao with technical support, consulting services and management services on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Beijing Youjiao granted an irrevocable and exclusive option to Hao Limo to purchase from Beijing Youjiao, any or all of Beijing Youjiao’s assets at the lowest purchase price permitted under the PRC laws. Should Hao Limo exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Beijing Youjiao by Hao Limo under this agreement, Hao Limo is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, plus amount of the services fees or ratio decided by the board of directors of Hao Limo based on the value of services rendered by Hao Limo and the actual income of Beijing Youjiao from time to time, which is substantially equal to all of the net income of Beijing Youjiao.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless it is terminated by Hao Limo with 30-day prior written notice. Beijing Youjiao does not have the right to terminate the agreement unilaterally. Hao Limo may unilaterally extend the term of this agreement with prior written notice.

Share Pledge Agreement

Under the Share Pledge Agreement among Beijing Youjiao, Aizhen Li and Hao Limo, Aizhen Li pledged all of her equity interests in Beijing Youjiao to Hao Limo to guarantee the performance of Beijing Youjiao’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in any event of default, as set forth in the Share Pledge Agreement, including that Beijing Youjiao or Aizhen Li breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, Hao Limo, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of the pledged equity interest in accordance with applicable PRC laws. Hao Limo shall have the right to collect any and all dividends declared or generated in connection with the equity interest during the term of pledge.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Beijing Youjiao. Hao Limo shall cancel or terminate the Share Pledge Agreement upon Beijing Youjiao’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

Exclusive Option Agreement

Under the Exclusive Option Agreement, Aizhen Li irrevocably granted Hao Limo (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Beijing Youjiao. The option price is equal to the capital paid in by Aizhen Li subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement remains effective for a term of ten years and may be renewed at Hao Limo’s election.

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Power of Attorney

Under the Power of Attorney, Aizhen Li authorized Hao Limo to act on her behalf as her exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association of Beijing Youjiao, including but not limited to the sale or transfer or pledge or disposition of shares held by Aizhen Li in part or in whole; and (c) designating and appointing on behalf of Aizhen Li the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Beijing Youjiao.

Although it is not explicitly stipulated in the Power of Attorney, the term of the Power of Attorney shall be the same as the term of that of the Exclusive Option Agreement.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as Aizhen Li is a shareholder of Beijing Youjiao.

Timely Reporting Agreement

To ensure Beijing Youjiao promptly provides all of the information that Hao Limo and the Company need to file various reports with the SEC, a Timely Reporting Agreement was entered between Beijing Youjiao and the Company.

Under the Timely Reporting Agreement, Beijing Youjiao agreed that it is obligated to make its officers and directors available to the Company and promptly provide all information required by the Company so that the Company can file all necessary SEC and other regulatory reports as required.

Although it is not explicitly stipulated in the Timely Reporting Agreement, the parties agreed its term shall be the same as that of the Exclusive Business Cooperation Agreement.

The Youjiao VIE Agreements became effective immediately upon their execution.

Disposition

On June 19, 2018, the Company, HK Xu Ding Co, Limited, a private limited company duly organized under the laws of Hong Kong (the “Purchaser”) and CCCR International Investment Ltd., a business company incorporated in the British Virgin Islands with limited liability (“CCC BVI”) entered into certain Share Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Purchaser agreed to purchase CCC BVI in exchange of cash purchase price of $500,000. The transaction contemplated by the Purchase Agreement is hereby referred as Disposition.

CCC BVI is the sole shareholder of CCC International Investment Ltd. (“CCC HK”), a company incorporated under the laws of the Hong Kong S.A.R. of the PRC, which is the sole shareholder of WFOE. WFOE, via a series of contractual arrangements, controls Wujiang Luxiang. CCC HK is the sole shareholder of PFL.

Upon closing of the Disposition, the Purchaser will become the sole shareholder of CCC BVI and as a result, assume all assets and obligations of all the subsidiaries and VIE entities owned or controlled by CCC BVI.

The Disposition was approved by the board of directors of the Company. Benchmark Company, LLC rendered a fairness opinion in connection with the Disposition, indicating that the Consideration to be received by the Company in the transaction is fair to the Company’s shareholders from a financial point of view,

The Termination Agreement, Youjiao VIE Agreements and Purchase Agreement are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of these agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in its entirety by reference to such exhibits.

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Below is the Company’s structure chart prior to the completion of the Termination Agreement, VIE Agreements and Purchase Agreement.

China Commercial Credit, Inc.
Delaware
("CCC" or the "Company")
Incorporated on December 19, 2011
100%
CCC International Investment Ltd. ("CCC BVI")
Incorporated on August 21, 2012
100%
CCC International Investment Holding Ltd
("CCC HK")
Incorporated on September 4, 2012
Offshore
Onshore
100%
Wujiang Luxiang Rural Microcredit Co. Ltd. ("Wujiang Luxiang")
Established on October 21, 2008
VIE
Wujiang Luxiang Information Techology Consulting Co. Ltd. ("WFOE")
Established on September 26, 2012
Pride Financial Leasing (Suzhou) Co. Ltd ("PFL")
Established on September 5, 2013
VIE
Beijing Youjiao Technology Co., Ltd. ("Beijing Youjiao")
Established on May 10, 2016

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Below is the Company’s structure chart after the completion of the Termination Agreement, VIE Agreements and Purchase Agreement.

China Commercial Credit, Inc.
Delaware
("CCC" or the "Company")
Incorporated on December 19, 2011
100%
HC High Summit Holding Limited
("HC High BVI")
Incorporated on May 22, 2018
100%
HC High Summit Limited
("HC High HK")
Incorporated on April 16, 2018
Offshore
100%
Domestic
Hao Limo Technology (Beijing) Co., Ltd
("Hao Limo")
Eastablished on May 10, 2018
VIE
VIE
Beijing Tianxing Kunlun Technology Co., Ltd.
("Beijing Tianxing")
Established on April 17, 2018
Beijing Youjiao Technology Co., Ltd.
("Beijing Youjiao")
Established on May 10, 2016

Private Placement in June

On June 19, 2018, the Company entered into certain securities purchase agreements (the “June SPAs”) with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell an aggregate of 568,037 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), at a per share purchase price of $0.78. The net proceeds to the Company from such Offering (defined as below) will be approximately $443,000.

The June SPAs are part of the subscription the Company received in a private placement offering (the “Offering”) of its Common Stock at a per share purchase price of $0.78 up to an aggregate gross proceeds of Two Million Dollars ($2,000,000) to “non-U.S. Persons” as defined in Regulation S. The Offering shall be on a rolling basis until June 30, 2018 unless the Company extends for an additional 30 days at its sole discretion.

The net proceeds of the Offering shall be used by the Company in connection with the Company’s operation of certain used luxurious car leasing or other related business as approved by the board of directors of the Company.

The parties to the June SPAs have each made customary representations, warranties and covenants. The Shares sold pursuant to the June SPAs are subject to certain lock-up whereby the 40% of the Share shall be subject to a six-month lock-up from the closing of the June SPAs, 30% of the Shares a nine-month lock-up from the closing and the last 30% of the Shares a twelve-months lock-up from the closing.

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The form of the June SPAs are filed as Exhibit 10.8 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the June SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement. The disclosure contained in Item 1.01 with respect to the Purchase Agreement is hereby incorporated by reference in its entirety into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities

On June 25, 2018, the Company issued 568,037 shares of the Company’s Common Stock pursuant to June SPAs to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act. This issuance and sale are exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Exclusive Business Cooperation Agreement dated June 19, 2018
10.2	Share Pledge Agreement dated June 19, 2018,
10.3	Exclusive Option Agreement dated June 19, 2018
10.4	Power of Attorney dated June 19, 2018
10.5	Timely Reporting Agreement dated June 19, 2018
10.6	Termination Agreement dated June 19, 2018
10.7	Share Purchase Agreement dated June 19, 2018
10.8	Form of Securities Purchase Agreement.
10.9	Pro Forma Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2018	CHINA COMMERCIAL CREDIT, INC.

	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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